Exhibit 99.1

FOR IMMEDIATE RELEASE

RVUE HOLDINGS, INC. COMPLETES $1+ MILLION FINANCING ROUND
AND NOW TRADES UNDER THE SYMBOL RVUE (OTCBB)

Financing supports expanded deployment of the rVue Advertising Exchange for Digital Out of Home and Place Based Medias

Fort Lauderdale, FL (May 20, 2010) – rVue Holdings, Inc. (RVUE:OTCBB), a leader of digital advertising via its proprietary rVue Ad Exchange for Digital Out-of-Home (DOOH) media, announced today that the Company has secured over $1 million in a round of financing funded by institutional investors and acquired rVue, Inc. Simultaneously, rVue Holdings was quoted on the OTCBB exchange trading under the symbol “RVUE.”

rVue, Inc. is a systems engineering solutions company with a core focus on providing scalable solutions that actively advance the growth of the DOOH media, offer the industry’s only online ad planning and buying tool that is free for agencies and networks to join, and provides a social platform, robust search engine, communication capabilities and targeting tools.

DOOH media had been best known for screens in locations such as New York City’s Times Square or local movie theaters. The industry has grown to become one of the fastest growing advertising medias, providing place-based advertising opportunities on screens, digital billboards and interactive kiosks in a variety of location types around the globe.

rVue’s Ad Exchange has taken an innovative approach to reduce advertiser’s media planning time while providing standardization and targeted purchasing capabilities on a national, regional, DMA, zone, household or venue basis. Within the rVue Ad Exchange, advertisers can tailor a custom campaign to their client’s specific needs to more precisely reach their desired audience with the preferred ad at the right time and with the appropriate frequency.

“rVue is the advertising exchange poised to transform DOOH by increasing the ease and effectiveness of media planning while eliminating fragmentation,” says rVue CEO Jason Kates. “This financing will accelerate our current efforts to deliver the functionality advertisers crave and the ability for operators and networks to increase the value of their advertising inventory. We can deliver this functionality on any digital signage software platform.”

Networks enrolled within the rVue platform are given tools to help monetize their advertising inventory through innovations such as aggregating audiences across a single campaign. Today, rVue has enrolled 49 networks or operators and an estimated 180,000 screens, billboards or kiosks, representing an estimated 20% of the DOOH industry in the United States.  The networks within rVue offer advertisers screens in a variety of locations, including doctor offices, casinos, malls, digital billboards, health clubs and retail stores, among others.

rVue Holdings, Inc. - 900 SE 3rd Ave - Third Floor - Fort Lauderdale - FL 33316 - rVue.com - 888.883.8857

About rVue

rVue Holdings, Inc., through its wholly owned subsidiary rVue, Inc., provides the leading addressable Ad Exchange for Digital Out-of-Home and Place-Based Media in its suite of technology. The Company’s vision and expertise in building rVue provides unrivalled capability for delivering the right advertising message to the right audience with pinpoint accuracy and creates substantial opportunities for the Digital Out-of-Home and advertising industries. rVue’s unique approach to addressable advertising delivery, measurement and reporting is supported by an extensive portfolio of intellectual property. Our innovations in content delivery solutions and intellectual property development in targeted demographic media is the foundation for a wide array of advanced advertising capabilities.  Digital technology has revolutionized media and rVue is making targeted addressable advertising, more efficient, more effective and more available than ever. Visit www.rVue.com for more details.

Forward Looking Statement Disclaimer

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

Contact:
Dawn Rahicki
954-525-6464
dawn.rahicki@rvue.com

rVue Holdings, Inc. - 900 SE 3rd Ave - Third Floor - Fort Lauderdale - FL 33316 - rVue.com - 888.883.8857